UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ________________________________
FORM 8-K
 ________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 23, 2018

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Bravo Brio Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Ohio	001-34920	34-1566328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio	43212
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-326-7944
Not Applicable
Former name or former address, if changed since last report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events.

On April 23, 2018, Mr. Jon Dagenbach filed a purported shareholder class action against the Company and the individual members of the Company’s Board of Directors (collectively, the “Company Board”) in the United States District Court for the Southern District of Ohio.  The case is captioned Jon Dagenbach v. Bravo Brio Restaurant Group, Inc. et al., No. 2:18-cv-00375-ALM.  Mr. Dagenbach’s lawsuit alleges violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 in connection with the proposed merger contemplated by that certain Agreement and Plan of Merger, dated as of March 7, 2018, by and among the Company, Bugatti Parent, Inc. and Bugatti Merger Sub, Inc. (the “Merger Agreement”). Mr. Dagenbach alleges that the Company’s proxy statement filed with the Securities and Exchange Commission on April 18, 2018 contains certain material omissions and misstatements and is seeking to enjoin or rescind the transactions contemplated by the Merger Agreement and requests attorneys’ fees and damages in an unspecified amount.  On April 24, 2018, Mr. Dagenbach filed a motion for a preliminary injunction to prevent the consummation of the transactions contemplated by the Merger Agreement and on April 25, 2018, Mr. Dagenbach filed a motion to expedite proceedings relating to its motion for a preliminary injunction. The defendants believe these claims are without merit and intend to vigorously defend against these claims.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

April 26, 2018	By:	/s/ Diane D. Reed
Name: Diane D. Reed
Title: Chief Financial Officer, Treasurer and Secretary